SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RED BLUFF CORPORATION
 (Name of Small Business Issuer in its charter)

  Nevada                          8700                     88-0448523
(State or Jurisdiction     (Primary Standard Industrial   (IRS Employer
of                         Classification Code Number)    Identification No.)
Incorporation or
Organization)


3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732
2253.
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253, fax: (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.

If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.

If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.

If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.



CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be registered                   Common Shares

Amount to be registered                       2,000,000

Proposed maximum offering
price per unit                                $0.05

Proposed maximum aggregate
offering price                                $100,000

Amount of registration
fee                                           $26.40


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Initial Public Offering
Prospectus

RED BLUFF
2,000,000 shares of Common Stock
$0.05 per share


Registrant
Red Bluff
3360 W. Sahara, Suite 200
Las Vegas, NV 89102


Registrant's Attorney
Shawn F. Hackman
3360 W. Sahara, Suite 200
Las Vegas, NV 89102


_________________________
The Offering

                Per Share        Total
Public Price    $0.05            $100,000

Proceeds to
Red Bluff       $0.05            $100,000


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities to be registered is Common
Shares.

The amount to be registered is 2,000,000 shares.

Not traded on any national securities exchange or the Nasdaq Stock
Market.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 2000.

The shares being offered by Red Bluff, Inc. are subject to prior sale, acceptance of the subscriptions by Red Bluff, Inc.
and approval of certain legal matters by counsel to Red Bluff , Inc.

This is our initial public offering of common stock.
The initial offering price per share is $0.05. We will apply to list our common stock on the OTC:BB. No public market currently exists for the shares of common stock.

Red Bluff , Inc.. has the right to accept or reject any
subscriptions, in whole or in part, for any reason.  Until
______ 2000, all dealers effecting transactions in
registered securities may be required to deliver a
prospectus   This is true whether or not the dealer is
participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Red Bluff is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the securities act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "deposited funds" and "deposited securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

 Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. Red Bluff must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor.

Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. See "risk factors" and "release of deposited securities and deposited funds."

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule
419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

The delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by Red Bluff , Inc.. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

This Company is not a Reporting Company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of Red Bluff , Inc. to verify any of the information included in the prospectus and to obtain additional information.
Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number. Such information shall be provided without charge.

All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information;
and they did so to their satisfaction.

A maximum of 2,000,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering, is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated.. There will be a minimum purchase of 5000 shares at $250.00.

No commissions are anticipated. No sales commission will be paid in connection with the sales of these shares. The net proceeds to Red Bluff are after the payment of certain expenses in connection with this offering. See "Use of Proceeds."





TABLE OF CONTENTS                                    		PAGE
PROSPECTUS SUMMARY                                        1
RISK FACTORS
2
INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419                                 3
USE OF PROCEEDS                                           4
DETERMINATION OF OFFERING PRICE                           5
DILUTION                                                  6
PLAN OF DISTRIBUTION                                      7
LEGAL PROCEEDINGS                                         8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                       9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                           10
DESCRIPTION OF SECURITIES                                11
INTEREST OF NAMED EXPERTS AND COUNSEL                    12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES                           13
ORGANIZATION WITHIN LAST FIVE YEARS                      14
DESCRIPTION OF BUSINESS                                  15
PLAN OF OPERATION                                        16
DESCRIPTION OF PROPERTY                                  17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS           18
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                                      19
EXECUTIVE COMPENSATION                                   20
FINANCIAL STATEMENTS                                     21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE                   22





Prospectus Summary

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus
("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

Red Bluff

Red Bluff , Inc., was incorporated on
January 28th, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Red Bluff never commenced any operational activities.

Red Bluff was formed by Shawn F. Hackman, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr.
 Hackman serves as Secretary and Director. Mr. John E. Dhonau serves as president and director. Mr. Dhonau determined next to proceed with filing a Form SB-2.

Mr. Dhonau, the President and Director, elected to commence implementation of Red Bluff's principal business purpose, described below under "Item 2, Plan of Operation".
As such, Red Bluff can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Red Bluff as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as Red Bluff has successfully implemented its business plan described herein.

Accordingly, each shareholder of Red Bluff will execute and deliver a "lock-up" letter agreement, affirming that his/her respective shares of Red Bluff's common stock until such time as Red Bluff has successfully consummated a merger or acquisition and Red Bluff is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Red Bluff's securities until a merger or acquisition has been consummated, each shareholder will place his/her respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of Red Bluff's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's modern to sell their respective securities before such closing.

The Offering.

Shares of Red Bluff will be offered at $.05 per Share. See
"Plan of Distribution, page. The minimum purchase required of an investor is $250.00. If all the Shares offered are sold the net proceeds to Red Bluff will be $100,000 less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for Red Bluff..





Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors, page 6."





RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

 Rule 419 contains restrictive provisions on the sale of shares.
Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed.

Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.

After the effective date of any such post-effective amendment, Red Bluff is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Red Bluff's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.


Investors are prohibited from selling or offering to sell shares held in escrow.
 According to Rule15g-8 as promulgated by the S.E.C. under the amended Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.


Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations
As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a blank check offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes.

Accordingly, prospective investors will invest in Red Bluff without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Red Bluff relating to the specific allocation of the net proceeds of this offering do not guarantee Red Bluff will achieve its business objectives.


The Red Bluff to register shares is limited.
The Red Bluff to register or qualify for sale the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of blank check issuers, such as Red Bluff, within that state. In addition, many states, while not specifically prohibiting or restricting blank check companies, may not register the shares for sale in their states.

Because of such regulations and other restrictions, Red Bluff's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered.


Red Bluff has had no operating revenue to date and may not become profitable.
Red Bluff has had no operating history nor any revenues or earnings from operations. Red Bluff has no significant assets or financial resources. Red Bluff will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Red Bluff incurring a net operating loss which will increase continuously until Red Bluff can consummate a business combination with a profitable business opportunity. Red Bluff may not be able to identify such a business opportunity and consummate such a business combination. Additionally, because


Success of Red Bluff's business operations may depend on management outside of Red Bluff's control.
The success of Red Bluff's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Red Bluff will be successful in locating candidates meeting such criteria. In the event Red Bluff completes a business combination, the success of Red Bluff's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Red Bluff's control.


Red Bluff is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.
Red Bluff is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for Red Bluff. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Red Bluff and, consequently, Red Bluff will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Red Bluff will compete in seeking merger or acquisition candidates with numerous other small public companies.


Red Bluff has no agreement for a merger nor any standards set for acceptable candidates for merger.
Red Bluff has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. Red Bluff may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. Red Bluff has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Red Bluff never commenced any operational activities. Red Bluff may not be able to negotiate a business combination on terms favorable to Red Bluff.

Red Bluff has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Red Bluff would not consider a business combination in any form with such business opportunity. Accordingly, Red Bluff may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.


Red Bluff's management lack certain business skills and will be devoting only part-time work hours.
While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Red Bluff. Red Bluff's two officers have not entered into written employment agreements with Red Bluff and are not expected to do so in the foreseeable future. Red Bluff has not obtained key man life insurance on either of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of Red Bluff's business and its likelihood of continuing operations.

Furthermore, Red Bluff's officers and directors are not professional business analysts. Lack of experience will be a detriment to Red
Bluff's efforts.


Red Bluff may, on occasion, enter into business agreements that have a conflict of interest.
Currently, Red Bluff's officers and directors have no conflict of interest. However, changes in officers and directors or business agreements entered into could potentially show conflicts of interest. In such instance that Red Bluff's officers or directors are involved in the management of any firm with which Red Bluff transacts business. Red Bluff's board of directors will adopt a resolution which prohibits Red Bluff from completing a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of Red Bluff.


Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude Red Bluff's business plan.
Section 13 of the Securities Exchange Act of 1934, requires companies falling under Section 13 of the Securities Exchange Act of 1934 to provide certain information about significant acquisitions, including certified financial statements for Red Bluff acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Red Bluff. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.


Red Bluff is at a competitive disadvantage because it lacks any market research or marketing organization.
Red Bluff has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Red Bluff. Moreover, Red Bluff does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Red Bluff, there is no assurance Red Bluff will be successful in completing any such business combination.


Red Bluff will limited to the business opportunities of any company
Red Bluff's proposed operations, even if successful, will in all likelihood result in Red Bluff engaging in a business combination with only one business opportunity. Consequently, Red Bluff's activities will be limited to those engaged in by the business opportunity which Red Bluff merges with or acquires. Red Bluff's ability to diversify its activities into a number of areas may subject Red Bluff to economic fluctuations within a particular business or industry and therefore increase the risks associated with Red Bluff's operations.


Potential determination by the SEC that Red Bluff is an investment company could cause material adverse consequences.
Although Red Bluff will be regulated under the Securities Exchange Act of 1933, management believes Red Bluff will not be regulated under the Investment Company Act of 1940, insofar as Red Bluff will not be engaged in the business of investing or trading in securities. In the event Red Bluff engages in business combinations which result in Red Bluff holding passive investment interests in a number of entities, the Red Bluff could be under regulation of the Investment Company Act of 1940. In such event, Red Bluff would be required to register as an investment company and could be expected to incur significant registration and compliance costs Red Bluff has obtained no formal determination from the Securities and Exchange Commission as to the status of Red Bluff under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Red Bluff to material adverse consequences.


Any business combination will probably result loss of management and control by Red Bluff shareholders.
A business combination involving the issuance of Red Bluff's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Red Bluff. Any such business combination may require management of Red Bluff to sell or transfer all or a portion of Red Bluff's common stock held by them, or resign as members of the board of directors of Red Bluff. The resulting change in control Red Bluff could result in removal of one or more present officers and directors of Red Bluff and a corresponding reduction in or elimination of their participation in the future affairs of Red Bluff.


Should Red Bluff meet its business plan of merging, shareholders in Red Bluff will most likely suffer a reduction in percentage share ownership of the newly formed company.
Red Bluff's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Red Bluff issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of Red Bluff would result in reduction in percentage of shares owned by present and prospective shareholders of Red Bluff and would most likely result in a change in control or management of Red Bluff.


Potential acquisition or merger candidates may wish to avoid potential adverse consequences of merging with Red Bluff.
Red Bluff may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with Red Bluff.

Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the ability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities which require full disclosure of Red Bluff's business, management and financial statements.


Many business decisions made by Red Bluff can have major tax consequences and many associated risks.
Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Red Bluff may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Red Bluff intends to structure any business combination so as to minimize the federal and state tax consequences to both Red Bluff and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.


The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Red Bluff.
Management of Red Bluff believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with Red Bluff, rather than incur the expenses associated with preparing audited financial statements.


Red Bluff securities may be limited to only a few markets because of blue sky laws.
Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and Red Bluff has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the Red Bluff of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of Red Bluff's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for Red Bluff's securities to be a limited one.


Certain officers, directors, principal shareholders or affiliates may purchase shares, thereby increasing their percentage share.
Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons. The purchases by these control persons may make it possible for the offering to meet the escrow amount.


Red Bluff may not be able to sale enough shares to follow through with the business plan.
The 2,000,000 common shares are to be offered directly by Red Bluff, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether Red Bluff will be able to sell any shares.


Red Bluff's offering price is arbitrary and the value of Red Bluff securities may never actually reach the offering price.
The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Red Bluff. There can be no assurance that, even if a public trading market develops for Red Bluff's securities, the shares will attain market values commensurate with the offering price.


Red Bluff shares are to be offered based on a direct participation offering basis.
The shares are offered by Red Bluff on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. Red Bluff cannot and does not make any statement guaranteeing that shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of shares sold by Red Bluff.


Red Bluff's shares may never actually be traded and therefore purchasers may never be able to resale.
Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop.
Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Red Bluff or its competitors, variations in Red Bluff's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.


Shares sold in the future may have to comply with Rule 144.
All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Red Bluff (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.




Red Bluff faces uncertainty with regard to the Y2K issue.
The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognise the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect Red Bluff's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting Red Bluff, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Red Bluff's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on Red Bluff's financial condition or results of operations; however, because of the uncertainties in this area, assurance cannot be given in this regard.


Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account
(the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Red Bluff and to investors, respectively, only after the Company has met the following three conditions:

First, Red Bluff must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Red Bluff must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.


Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Red Bluff must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Red Bluff must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).



Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires
Red Bluff to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If Red Bluff does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.


Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Red Bluff and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Red Bluff and any other evidence acceptable by the Escrow Agent that Red Bluff has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Red Bluff has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.


Escrowed funds not to be used for salaries or reimbursable expenses.

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Red Bluff's behalf by Red Bluff's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Red Bluff's board of directors, both of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.
See "Risk Factors," "Use Of Proceeds" and "Certain Transactions."



Use of Proceeds.
Following the sale of the 2,000,000 Shares Offered by Red Bluff, there will be net proceeds of $100,000. The net proceeds are calculated as $100,000 minus sales commission costs, which are zero. Net proceeds do not include any legal or accounting fees. These proceeds will be used to provide start-up and working capital for the Company.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds                  Minimum Offering        Maximum Offering
                                Amount     Percent      Amount     Percent

Working Capital               $ 20,000         100 %    $100,000      100 %

Total                         $ 20,000         100 %    $100,000      100 %


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Management may advance money to the Company or on behalf of the Company.
There are no set limits to the maximum amount that management will advance or loan to the Company. However, the amount is obviously limited by the resources of the officers and directors. Management anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.


Determination of offering price.
The offering price is not based upon Red Bluff's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of Red Bluff and was determined arbitrarily based upon the amount of funds needed by Red Bluff to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.


Dilution.
"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of January 28, 2000, the net tangible book value of Red Bluff was $3000 or $.001 per Share.
Giving effect to the sale by Red Bluff of all offered
Shares at the public offering price, the pro forma net tangible book value of Red Bluff would be $100,000 or $.02 per Share, which would represent an immediate increase of $.02 in net tangible book value per Share and $.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Red Bluff.

The following table illustrates the pro forma per Share dilution:



                                                      Assuming Maximum
                                                      Shares Sold

Offering Price (1)                                            $.05

Net tangible book value per
share before Offering (2)                                     $.001


Increase Attributable to purchase
of stock by new investors (3)                                 $.02

Net tangible book value per
Share after offering (4)                                      $.02

Dilution to new investors (5)                                 $.03

Percent Dilution to new investors (6,7)                         60%




(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Red Bluff.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($103,000) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering
($.001) for an increase of $.02.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($.03).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.


Plan of distribution.
Red Bluff will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $250.00. There can be no assurance that any of these shares will be sold.

The net proceeds to Red Bluff will be $100,000, minus associated costs, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Red Bluff, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds").

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of Red Bluff's common stock. These securities are offered by Red Bluff subject to prior sale and to approval of certain legal matters by counsel.

The officers and directors of Red Bluff will be offering and selling shares on behalf of Red Bluff. President and director John E. Dhonau and secretary and director Shawn F. Hackman will be offering and selling shares on behalf of Red Bluff.

Those officers and directors offering the securities on behalf of Red Bluff will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1.

We have been informed by these officers and directors that:

  they are not subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934,

  these officers and directors are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

  these officers and directors are not an associated person of a broker or dealer.

Additionally, the officers and directors offering and selling securities in Red Bluff meet the conditions of part (a)(4)(iii) where participation will be restricted to:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser;
provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.


Limited State Registration.

Red Bluff anticipates that there will be no State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold.




Opportunity To Make Inquires.

Red Bluff will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Red Bluff concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Red Bluff possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Red Bluff a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company.

By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Red Bluff, such a subscriber will be, a shareholder in Red Bluff and will be otherwise bound by the articles of incorporation and the bylaws of Red Bluff in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Red Bluff. Red Bluff may reject a subscriber's
Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Red Bluff, or such other reasons other as Red Bluff determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings
Red Bluff is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Red Bluff has been threatened.

Directors, Executive Officers, Promoters, and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since January, 2000. Each director and officer shall serve for a term ending on the date of the third Annual Meeting. There are no other persons which can be classified as a promoter or controlling person of Red Bluff.

John E. Dhonau. President. Mr. Dhonau has over twenty years of experience in marketing and business. Mr. Dhonau has held positions as president, national marketing director, and regional marketing director in several national marketing organizations. Mr.
Dhonau has had experience in the multi-level marketing industry, having held positions in A.L. Williams, Primerica, World Marketing Alliance, World Class Network and VisionQuest International. Mr. Dhonau also served as president of World Class Network, which developed tour packages for World Class Network.

In October 1995, Mr. Dhonau also founded a cold-rendering manufacturing firm servicing the agricultural organic fertilizer and feed industry, raising $2.5 million. This business allows the conversion of blood and animal parts to be converted to feed cattle and chicken.

In October 1998, Mr. Dhonau was appointed President of a creative
Internet e-commerce solution leading the way into the development and marketing of retail products over the World Wide Web.

Mr. Dhonau has attended the University of Cincinnati with an emphasis in accounting and marketing. In 1984, Mr. Dhonau received the Charlie Hustle Award from Ashland Oil Company for the largest contribution to the growth of the company.

Shawn F. Hackman. Secretary

Mr. Hackman, an attorney , is admitted to practice law in Iowa and Nevada State Courts. Mr. Hackman is also admitted to practice law in the U.S. District Court of Nevada. He practices primarily in Corporate and Securities Law. Mr. Hackman holds a B.A in Finance and a J.D from the University of Iowa.

None of the Officers and Directors have been involved in legal proceedings that impair their ability to perform their duties as Officers and Directors.

There is no family relationship between any of the officers or directors.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Red Bluff to own beneficially, more than 5% of Red Bluff's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class     Name of Beneficial      Amount and Nature        Percent
                   Owner (1)               of Beneficial            Of Class
                                           Owner(2)

Common Stock       John E. Dhonau           1,500,000                 50%

Common Stock       Shawn F. Hackman         1,500,000                 50%


None of the Officers, Directors or existing shareholders have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Principal Shareholder(s).

The addresses for the principal shareholders are as follows:

President John E. Dhonau, 2980 S. Rainbow Blvd., Suite 200C, Las Vegas,
NV, 89146.

Secretary Shawn F. Hackman: 3360 W. Sahara, Suite 200, Las Vegas,
Nevada, 89102.


Both shareholders have sole voting and investment power.



Description of securities.

General description.

The securities being offered are shares of common stock.
The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of Red Bluff available for distribution upon winding up of the affairs of Red Bluff; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights;
(b) preemptive rights to purchase in new issues of Shares;
(c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Red Bluff, attached as
Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-
2. As of the date of this Form SB-2, Red Bluff has 3,000,000 Shares of common stock outstanding.

Non-cumulative voting.

The holders of Shares of Common Stock of Red Bluff do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.



Dividends.

Red Bluff does not currently intend to pay cash dividends.
Red Bluff's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because Red Bluff does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.
There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Red Bluff.

A distribution of revenues will be made only when, in the judgment of Red Bluff's Board of Directors, it is in the best interest of Red Bluff's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Red Bluff's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this Offering, Red Bluff's authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Red Bluff by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Red Bluff's management.

If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Red Bluff's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent
Red Bluff intends to engage the services of Pacific Stock
Transfer Company, P.O. Box 93385 Las Vegas, Nevada  89193
(702) 361-3033  Fax (702) 732-7890.


Interest of named experts and counsel.

Shawn F. Hackman, Secretary and Director of the Corporation, also provides legal services for the Corporation. Mr. Hackman's office also created and prepared this registration statement.


Disclosure of commission position on indemnification for securities act liabilities.
No director of Red Bluff will have personal liability to Red Bluff or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Red Bluff or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Red Bluff in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties;
provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Red Bluff are accountable to Red Bluff as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Red Bluff. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Red Bluff, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management..

Shareholders who have suffered losses in connection
 with the purchase or sale of their interest in Red Bluff in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.


The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Organization within last five years.

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form
SB-2/A. None of the promoters have received anything of value from the registrant.


Description of Business.

1.  Company/Business Summary.
Red Bluff , Inc.. was incorporated on
January 28, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The
Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Red Bluff never commenced any operational activities.

Red Bluff was formed by Shawn F. Hackman, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr.
 Hackman serves as Secretary and Director. Mr. John E. Dhonau serves as President and Director. Mr. Dhonau determined next to proceed with filing a Form SB-2.

Mr. Dhonau, the President and Director, elected to commence implementation of Red Bluff's principal business purpose, described below under "Item 2, Plan of Operation".
As such, Red Bluff can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Red Bluff as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as Red Bluff has successfully implemented its business plan described herein.

Accordingly, each shareholder of Red Bluff has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as Red Bluff has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.

In order to provide further assurances that no trading will occur in Red Bluff's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with Red Bluff's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.

However, while management believes that the procedures established to preclude any sale of Red Bluff's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.


Item 2.  Plan of Operation.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The
Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Red Bluff's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Red Bluff and such other company as of the date of this registration statement.

While Red Bluff will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees.  The
Registrant's two officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of Red Bluff can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Red Bluff and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "Item 5. Directors, Executive Officers, Promoters, and Control Persons."

Red Bluff is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

The Articles of Incorporation of Red Bluff provides that Red Bluff may indemnify officers and/or directors of Red Bluff for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Red Bluff could be used or attached to satisfy any liabilities subject to such indemnification. See "Item 12, Indemnification of directors and officers."


General Business Plan.
Red Bluff's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Red Bluff will not restrict its search to any specific business, industry, or geographical location and Red Bluff may participate in a business venture of virtually any kind or nature.

This discussion of the proposed business is purposefully general and is not meant to be restrictive of Red Bluff's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Red Bluff has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of Red Bluff because it will not permit
Red Bluff to offset potential losses from one venture against gains from another.

Red Bluff may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Red Bluff may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method Red Bluff will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies which are looking to merge with a public shell.

Red Bluff anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Red Bluff has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Red Bluff will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

Nevertheless, the officers and directors of Red Bluff have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Red Bluff, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Red Bluff's two officers, or by the Company's shareholders.

In analyzing prospective business opportunities, management will consider such matters as:

- the available technical, financial and managerial resources, working capital and other financial requirements, history of operations, if any,
-  prospects for the future,
-  nature of present and expected competition;,
- the quality and experience of management services which may be available and the depth of that management,
- the potential for further research, development, or exploration,
- specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Red Bluff;
- the potential for growth or expansion; the potential for profit;
- the perceived public, recognition or acceptance of products, services, or trades;
-  name identification; and other relevant factors.



Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Red Bluff intends to utilize written reports and personal investigation to evaluate the above factors. Red Bluff will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Red Bluff, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of Red Bluff's shareholders, in accomplishing the business purposes of Red Bluff. It is not anticipated that any outside consultants or advisors will be utilized by Red Bluff to effectuate its business purposes described herein.

However, if Red Bluff does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as Red Bluff has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Red Bluff will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Red Bluff may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Red Bluff may offer.

However, Red Bluff does not intend to
obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Red Bluff has successfully consummated such a merger or acquisition. Red Bluff also has no plans to conduct any offerings under Regulation S.


Acquisition of opportunities.

In implementing a structure for a particular business acquisition, Red Bluff may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business.
On the consummation of a transaction, it is probable that the present management and shareholders of Red Bluff will no longer be in control of Red Bluff. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Red Bluff's shareholders.

It is anticipated that Red Bluff's principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by officers and/or directors of Red Bluff will be also afforded to all other shareholders of the Company on similar terms and conditions.

The policy set forth in the preceding sentence is based on an Understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still officers and directors of Red Bluff. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, Red Bluff may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Red Bluff has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, Red Bluff will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Red Bluff's securities may have a depressive effect on the value of Red Bluff's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Red Bluff may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Red Bluff which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Red Bluff's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event Red Bluff acquires a target company with substantial assets. Any merger or acquisition effected by Red Bluff can be expected to have a significant dilutive effect on the percentage of shares held by Red Bluff's then shareholders.

Red Bluff will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Red Bluff's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated here-in-above, Red Bluff will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction.
Red Bluff is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Red Bluff to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Red Bluff's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure Red Bluff's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Red Bluff.

Red Bluff's officers and shareholders have verbally agreed that they will advance to Red Bluff any additional funds which Red Bluff needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Red Bluff. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Red Bluff acquires or merges with agree to repay all or a portion of such advances.

There is no dollar cap on the amount of money which such persons will advance to Red Bluff. Red Bluff will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Red Bluff will not borrow any funds to make any payments to Red Bluff's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits Red Bluff from completing an acquisition or merger with any entity in which any of Red Bluff's
Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management management of the Company's affairs. There is no agreement that non-management shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.


Management's Plan With Respect To Other Blank Check Entities.

Currently, President John E. Dhonau and Secretary Shawn F. Hackman are officers and directors for 3 other blank check companies. These three companies are Horizon Prime, Inc., Western Sky, Inc., and Red Bluff Corp. Currently, these three companies have not been cleared by the SEC. Therefore, there has been no public offering as of yet.

It is the intent of management to consummate a merger or acquisition with each of these companies. However, there is an inherent conflict of interest with respect to all four companies Mr. Dhonau and Mr. Hackman are affiliated with. Management, therefore, has agreed that the companies will be given priority based upon the time of clearance of the SB-2 registration statements. The first SB-2 cleared will be given priority and so on. If, by happenstance, one or more of the company's registration statements clear at the same time, the company will give priority to the company whose name is first in alphabetical order.

Additionally, Shawn F. Hackman does provide as address as resident agent for the following blank check companies: Blimah, Inc., Kesser, Inc., Harbor Group.Net, Inc., Y2Komp.com, Modern.com, Ability.com, and Computech.com. However, Shawn F. Hackman is neither an officer nor director of these blank check companies and has no connection with the day to day activities of them.


Competition.
Red Bluff will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Red Bluff. In view of the Company's combined extremely limited financial resources and limited management availability, Red Bluff will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Year 2000 compliance.
Red Bluff is aware of the issues associated with the programming code in existing computer systems through the year 2000. Red Bluff has assessed these issues as they relate to Red Bluff, and since Red Bluff currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, it does not believe that there are any material year 2000 issues to disclose in this Form 10-SB.


Description of property.

Red Bluff has retained Shawn F. Hackman, a P.C., as a resident agent. The address is 3360 W. Sahara, Suite 200 Las Vegas, NV 89102. . A copy of the resident agent agreement is attached.

Red Bluff currently owns no property. Secretary Shawn F. Hackman shall provide the space for the Company's meetings at 3360 W. Sahara, Suite 200, Las Vegas, NV, 89102.



Certain relationships and related transactions.
There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item
404 of Regulation SB had or is to have a direct or indirect material interest.

Shawn F. Hackman, Esq., the Company's resident agent, incorporated the Company in an administrative capacity. Additionally, Mr. Hackman currently holds position in the Red Bluff as Secretary and Director.


Market for common equity and related stockholder matters.
The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.


Executive compensation.

(a) No officer or director of Red Bluff is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.


Financial statements.


RED BLUFF, INC.
(A Development Stage Company)


FINANCIAL STATEMENTS

February 11, 2000



TABLE OF CONTENTS                                        PAGE #


INDEPENDENT AUDITORS REPORT                                   1


ASSETS                                                        2


LIABILITIES AND STOCKHOLDERS' EQUITY                          2


STATEMENT OF OPERATIONS                                       3


STATEMENT OF STOCKHOLDERS' EQUITY                             4


STATEMENT OF CASH FLOWS                                       5


NOTES TO FINANCIAL STATEMENTS                               6-9




INDEPENDENT AUDITORS' REPORT

Board of Directors                            February 14, 2000
RED BLUFF, INC.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of RED BLUFF, INC. (A Development Stage Company), as of February 11, 2000 and the related statements of operations, stockholders' equity and cash flows for the period January 28, 2000 (inception) to February 11, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RED BLUFF, INC. (A Development Stage Company), as of February 11, 2000, and the results of its operations and cash flows for the period January 28, 2000 (inception) to February 11, 2000, in conformity with generally accepted accounting principles. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

RED BLUFF, INC.
(A Development Stage Company)
February 11, 2000

BALANCE SHEET

ASSETS

CURRENT ASSETS

Cash                                                       $0

TOTAL CURRENT ASSETS                                       $0

OTHER ASSETS                                               $0

TOTAL OTHER ASSETS                                         $0

TOTAL ASSETS                                               $0


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                      0

   TOTAL CURRENT LIABILITIES                             0

STOCKHOLDERS' EQUITY (Note #4)

   Common stock
   Par value $0.001
   Authorized 25,000,000 shares
   Issued and outstanding at

   February 11, 2000 -
   3,000,000 shares                                      3,000

   Additional Paid-In Capital                             0

   Deficit accumulated during
   The Development stage                                -3,000

TOTAL STOCKHOLDERS' EQUITY                              $    0

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                    $    0



The accompanying notes are an integral part of these financial statements

- 2 -
RED BLUFF, INC.
(A Development Stage Company)
January 28, 2000 (inception), to February 11, 2000

STATEMENT OF OPERATIONS


INCOME

	Revenue                                      $    0


EXPENSES

	General and
Administrative                               $3,000

	   TOTAL EXPENSES                            $3,000


NET PROFIT/LOSS (-)                         $-3,000


Net Profit/Loss(-)
per weighted share
(Note #1)                                   $-.001

Weighted average
Number of common
shares outstanding                          3,000,000



















The accompanying notes are an integral part of these financial statements

- 3

RED BLUFF, INC.
(A Development Stage Company)



STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                             Additional   Accumu-
                          Common   Stock     	paid-in      lated
                          Shares   Amount    Capital      Deficit

January 28, 2000
	Issued for Services       3,000,000   $3,000    $0

Net loss January 28,
2000 (inception) to
February 11, 2000                                         -3,000

Balance,
February 11, 2000        3,000,000	   $3,000	     $0       $-3,000

The accompanying notes are an integral part of these financial statements

- 4

RED BLUFF, INC.
(A Development Stage Company)
January 28, 2000 (inception), to February 11, 2000


STATEMENT OF CASH FLOWS

Cash Flows from
Operating Activities

   Net Loss                                     $-3,000

   Adjustment to
   Reconcile net loss
   To net cash provided
   by operating
   Activities
   Issue Common Stock
   For Services                                  +3,000

Changes in assets and
Liabilities                                           0


Net cash used in
Operating activities                                 $0

Cash Flows from
Investing Activities                                  0

Cash Flows from
Financing Activities                                  0

Net Increase (decrease)	                              $0

Cash,
Beginning of period                                   0

Cash, End of Period                                  $0


The accompanying notes are an integral part of these financial statements

- 5 -
RED BLUFF, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS

February 11, 2000



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized January 28, 2000, under the laws of the State of Nevada as RED BLUFF, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of February 11, 2000.





- 6

RED BLUFF, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

February 11, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

	Reporting on Costs of Start-Up Activities

Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of February 11, 2000, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

- 7 -
RED BLUFF, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

February 11, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction

The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended February 11, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of February 11, 2000 is as follows:

Net operation loss carry forward        $0
Valuation allowance                     $0

Net deferred tax asset                  $0


NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 25,000,000 shares with a par value $.001 per share.

Preferred Stock

The corporation has no preferred stock.


On January 28, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.




- 8 -
RED BLUFF, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS (CONTINUED)

February 11, 2000


NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.



- 9 -



To Whom It May Concern:                      February 14, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of February 14, 2000, on the Financial Statements of RED BLUFF, INC., as of February 11, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



___________________________
Barry L. Friedman
Certified Public Accountant





Part II.  Information not required in prospectus.


Indemnification of officers and directors.
Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.
Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


Recent sales of unregistered securities.
On January 28, 2000, 1,500,000 shares were issued to
John E. Dhonau and 1,500,000 to Shawn F. Hackman under Rule
4(2).


Exhibits.
The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.

(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2A and authorized this registration statement to be signed on its behalf by the undersigned , thereunto duly authorize, in the City of Las Vegas.

                                                   Red Bluff Corporation

                                                   By: Shawn F. Hackman
                                                       Secretary



EXHIBIT LIST

3.1 Articles of Incorporation
3.2 By-Laws
24.1			Power of Attorney
99.1 Acceptance of Resident Agent
99.2 Lock-up agreement